Exhibit 99.1

BladeLogic Announces Fourth Fiscal Quarter and Fiscal Year Financial Results; Full Year Revenue Grew Organically 105% Compared to the Prior Year

Year-Over-Year License Revenue Grew 110%

Lexington, MA, November 7, 2007—BladeLogic, Inc. (NASDAQ:BLOG), a provider of leading data center automation software, today announced its financial results for the fourth fiscal quarter and fiscal year ended September 30, 2007.

Financial Highlights

Revenue for the fourth fiscal quarter of 2007 was $19,403,000, compared to $10,647,000 in the fourth fiscal quarter of 2006, an increase of 82%.  Revenue for the twelve months ended September 30, 2007 was $62,679,000 compared to $30,616,000 for the twelve months ended September 30, 2006, an increase of 105%.

Net income for the fourth fiscal quarter of 2007 was $293,000, compared with a net loss of $(1,191,000) in the fourth fiscal quarter of 2006. Net loss applicable to common stockholders, which includes the accretion of the Company’s redeemable preferred stock that was either redeemed or fully converted into common stock at the time of the Company’s initial public offering, was $(183,000), or $(0.01) of diluted net income per share, in the fourth fiscal quarter of 2007, compared with net loss applicable to common stockholders of $(1,312,000), or $(0.11) of diluted net loss per share, in the fourth fiscal quarter of 2006.

The Company’s net loss for the twelve months ended September 30, 2007 was $(174,000), compared with a net loss of $(8,251,000) in the twelve months ended September 30, 2006. Net loss applicable to common stockholders was $(956,000), or $(0.07) of diluted net loss per share, in the twelve months ended September 30, 2007, compared with net loss applicable to common stockholders of $(8,722,000), or $(0.76) of diluted net loss per share, in the twelve months ended September 30, 2006. As of September 30, 2007, the Company had approximately 26.9 million shares of common stock outstanding.

Non-GAAP adjusted income from operations was $287,000 for the fourth fiscal quarter of 2007, which excludes non-cash stock-based compensation expense of $642,000, compared to a non-GAAP adjusted loss from operations of $(497,000) for the fourth fiscal quarter of 2006, which excludes non-cash stock-based compensation expense of $806,000.  Net income on a non-GAAP adjusted basis, excluding stock-based compensation and accretion of preferred stock dividends, was $0.03 per share for the fourth fiscal quarter of 2007.  Non-GAAP adjusted income from operations was $583,000 for the twelve months ended September 30, 2007, which excludes non-cash stock-based compensation expense of $1,522,000, compared to a non-GAAP adjusted loss from operations of $(6,362,000) for the twelve months ended September 30, 2006, which excludes non-cash stock-based compensation expense of $2,137,000.

Non-GAAP adjusted income (loss) from operations and net income per share are non-GAAP financial measures that the Company’s management uses to evaluate the Company’s performance and for internal planning and forecasting purposes.  In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non- GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.  A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP measure is included at the end of this press release.

 “BladeLogic’s strong revenue growth in the fourth fiscal quarter demonstrates both the demand for our next-generation data center automation solutions as well as our ability to capitalize on opportunities to increase our market share,” said Dev Ittycheria, BladeLogic’s President and CEO. “I am pleased to report that this past year BladeLogic delivered 105% annual revenue growth, generated $6.5 million in cash from operations, demonstrated clear operating leverage in our business, and was recently recognized as the fastest growing vendor in the data center automation market by IDC Research.”

Recent Business Highlights:

•                  BladeLogic successfully completed an initial public offering and achieved positive operating cash flows of $1,442,000 for the three months and $6,544,000 for the twelve months ended September 30, 2007.   The combination of these positive accomplishments resulted in an ending cash balance of $80,694,000.

•                  BladeLogic closed business with 54 different customers during the fourth fiscal quarter. These customers included companies from a broad range of vertical industries, such as banking, financial services, government, healthcare, pharmaceuticals, retail, technology, telecommunications and travel.

•                  International revenue increased to 41% of total revenue for the fourth fiscal quarter ended September 30, 2007 compared to 20% in the prior year period and increased to 37% of total revenue for the twelve months ended September 30, 2007 compared to 22% in the prior year period, as the Company continues to expand its presence in Europe.

•                  BladeLogic improved its non-GAAP adjusted income from operations as a percentage of revenue for the fourth fiscal quarter ended September 30, 2007 to 1% from (5%) when compared to the prior year period.  The improvement in non-GAAP adjusted income from operations continues to demonstrate the operating leverage in the business.

•                  IDC Research named BladeLogic the fastest growing data center automation vendor in 2006 based on revenue growth. The IDC report stated that BladeLogic grew faster than its nearest competitor by more than a factor of two.

•                  BladeLogic announced enhanced management capabilities for VMware Infrastructure 3. By seamlessly integrating BladeLogic Virtualization Manager with the VMware application programming interface (API), IT organizations can better manage the VMware virtualization platform allowing those organizations to respond more quickly to changing business requirements, reduce systems management costs and increase the overall efficiency of their physical and virtualized infrastructure.

•                  BladeLogic announced that it has been awarded a U.S. patent entitled “Method and System for Executing and Undoing Distributed Server Change Operations,” which allows IT organizations to automate change to their server and application environments.

First Fiscal Quarter and Fiscal Year 2008 Outlook

BladeLogic expects revenue for the first fiscal quarter of 2008 to be in the range of $19.0 million to $20.0 million, and non-GAAP adjusted income from operations, excluding stock-based compensation, to be in the range of $0.1 million to $0.4 million. Stock-based compensation is estimated to be in the range of $1.0 million to $1.1 million for the first fiscal quarter of 2008. In addition, BladeLogic expects net income per diluted share on a GAAP basis to be in the range of $(0.01) to $0.00 for the first fiscal quarter of 2008 and on a non-GAAP adjusted basis, excluding stock-based compensation, to be in the range of $0.02 to $0.03 for the period. For fiscal year 2008, revenue is expected to be in the range of $84.0 million to $88.0 million, and non-GAAP adjusted income from operations, excluding stock-based compensation, is expected to be in the range of $2.0 million to $3.0 million. Stock-based compensation is estimated to be in the range of $5.0 million to $6.0 million for the full fiscal year of 2008. In addition, BladeLogic expects net income per diluted share on a GAAP basis to be in the range of $(0.02) to $0.02 for the full fiscal year of 2008 and on a non-GAAP adjusted basis, excluding stock-based compensation, to be in the range of $0.15 to $0.19 for the period.

Conference Call Information

BladeLogic will hold a conference call on November 7, 2007 to discuss the results from the fourth fiscal quarter of 2007 at 5:00 p.m. (ET). The conference call can be accessed by dialing +1-866-700-6979 (domestic) or +1-617-213-8836 (international), and entering the passcode 75101375. A telephonic replay of the conference call will be available from 7:00 p.m. on November 7, 2007 until November 14, 2007, and can be accessed by dialing toll-free +1-888-286-8010 (domestic) or +1-617-801-6888 (international). The pass code for the replay is 48734830. A webcast of the conference call will be available online at http://ir.bladelogic.com for 30 days.

About BladeLogic (NASDAQ: BLOG)

BladeLogic is a provider of leading data center automation software with a large installed base of Fortune Global 500 customers, including 21 of the top 100 global companies, 3 of the top 10 aerospace and defense companies, 7 of the top 25 commercial and savings banks, 3 of the top 5 securities companies, 2 of the top 3 entertainment companies, 2 of the top 3 general merchandisers, 7 of the top 12 pharmaceutical companies and 7 of the top 10 telecommunications companies.  BladeLogic’s data center automation software solutions enable enterprises, service providers and government organizations to easily browse, provision, configure, patch, audit and remediate physical and virtual servers and applications, allowing customers to achieve reduced data center operating costs, improved service quality and enhanced security and compliance. BladeLogic is headquartered in Lexington, Massachusetts, USA. For more information, please visit www.bladelogic.com.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

Non-GAAP adjusted income (loss) from operations is discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results.  Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this release.

BladeLogic is providing its current quarter GAAP results as well as financial results that have been adjusted for the impact of non-cash stock-based compensation expense, as such item may be considered to be of a non-operational nature. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash or non-recurring items and are, therefore, useful to investors in helping them to better understand the Company’s operating results.

Cautionary Language Concerning Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. BladeLogic can give no assurance that expectations will be attained.  Factors that could cause actual results to differ materially from BladeLogic’s expectations include, but are not limited to, the success and growth of the company’s product; competition and other risks associated with the market for the Company’s products and services;

the company’s ability to develop and introduce new products or enhancements to existing products; the company’s ability to achieve and maintain market acceptance of new products or enhancements; the company’s ability to attract and retain key personnel; the company’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; adverse regulatory or legal actions; the company’s ability to manage its growth; risks associated with potential future acquisitions; the company’s ability to maintain compliance with the restrictions and covenants contained in its existing credit and security agreement; the company’s ability to successfully maintain effective internal controls; other risks detailed in BladeLogic’s Registration Statement on Form S-1/A (File No. 333-141915), filed with the Securities and Exchange Commission on July 23, 2007, and other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  BladeLogic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in BladeLogic’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Financial Tables:

BladeLogic, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands except share and par value data)

(unaudited)

	September 30,	September 30,
	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$80,694	$7,835
Accounts receivable, net	11,907	6,598
Prepaid expenses and other current assets	2,171	490
Total current assets	94,772	14,923
Property and equipment, net	1,237	882
Other assets	196	215
Total assets	$96,205	$16,020

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$671	$511
Accrued employee costs	5,906	2,359
Accrued other expenses	4,001	1,641
Deferred revenue, current portion	12,336	8,097
Total current liabilities	22,914	12,608
Deferred revenue, net of current portion	2,513	677
Stockholder deposits on restricted stock purchase	228	445
Total liabilities	25,655	13,730
Redeemable preferred stock:
Redeemable series A preferred stock, $0.001 par value; 12,000,000 shares authorized, issued and outstanding (liquidation preference $5,880)	—	5,137
Redeemable convertible preferred stock, $0.001 par value; 19,114,222 total shares authorized, issued and outstanding (liquidation preference $22,800)	—	22,756
Stockholders’ (deficit) equity:
Total stockholders’ (deficit) equity	70,550	(25,603)
Total liabilities, redeemable preferred stock and
stockholders’ (deficit) equity	$96,205	$16,020

BladeLogic, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2007	2006	2007	2006 (2)
Net revenue:
License	$13,046	$7,562	$43,313	$20,592
Services	6,357	3,085	19,366	10,024
Total net revenue	19,403	10,647	62,679	30,616

Cost of revenue:
License	515	239	1,498	604
Services (1)	2,962	1,294	8,654	4,386
Total cost of revenue	3,477	1,533	10,152	4,990

Gross profit	15,926	9,114	52,527	25,626

Operating expense: (1)
Sales and marketing	11,317	6,556	35,998	21,304
Research and development	3,582	3,117	12,604	10,260
General and administrative	1,382	744	4,864	2,561
Total operating expenses	16,281	10,417	53,466	34,125

Loss from operations	(355)	(1,303)	(939)	(8,499)

Other income:
Interest income	686	106	931	348
Interest expense	(1)	—	(1)	—
Other income	226	51	406	65
Total other income, net	911	157	1,336	413

Income (loss) before provision for income tax	556	(1,146)	397	(8,086)

Provision for income taxes	263	45	571	165

Net income (loss)	293	(1,191)	(174)	(8,251)

Basic and diluted net (loss) per share	$(0.01)	$(0.11)	$(0.07)	$(0.76)

Weighted average common shares used in calculation of basic and diluted net (loss) per share	22,799	11,693	14,694	11,454

BladeLogic, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended September 30,
	2007	2006 (2)

Cash flows from operating activities:
Net loss	$(174)	$(8,251)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	674	530
Loss on disposal of fixed assets	3	—
Provision for bad debt	(66)	15
Interest on stockholder loans	—	(28)
Stock-based compensation	1,522	2,137
Changes in operating accounts:
Accounts receivable	(5,243)	(4,243)
Prepaid expenses and other current assets	(1,656)	(136)
Other long-term assets	19	(215)
Accounts payable	150	98
Accrued employee costs	2,186	310
Accrued other expenses	3,054	981
Deferred revenue	6,075	5,186
Net cash provided by (used in) operating activities	6,544	(3,616)
Cash flows from investing activities:
Purchase of property and equipment	(1,014)	(642)
Net cash used in investing activities	(1,014)	(642)
Cash flows from financing activities:
Proceeds from sale of common stock in connection with the Company’s initial public offering, net of issuance costs	72,077	—
Proceeds from sale of common and restricted stock	543	915
Redemption of Series A redeemable preferred stock	(5,880)	—
Payment of equipment loans and capital lease obligations	—	(119)
Proceeds from repayment of shareholder notes receivable	362	—
Net cash provided by financing activities	67,102	796
Effect of exchange rates on cash	227	25
Net increase (decrease) in cash and cash equivalents	72,859	(3,437)
Cash and cash equivalents at beginning of period	7,835	11,272
Cash and cash equivalents at end of period	$80,694	$7,835

Note:

(1) Amounts include stock-based compensation expense, as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2007	2006	2007	2006 (2)
	(unaudited )
Cost of revenue:
License	$—	$—	$—	$—
Services	32	3	67	5
Sub Total	32	3	67	5

Operating expense:
Sales and marketing	184	34	441	184
Research and development	219	750	465	1,905
General and administrative	207	19	549	43
Sub Total	610	803	1,455	2,132

Total stock-based compensation	$642	$806	$1,522	$2,137

(2) In November 2005, the Company’s management and the Board of Directors elected to change, effective January 1, 2006, the Company’s fiscal year end from December 31 to September 30.  Therefore, for comparison purposes, the twelve months ended September 30, 2006 combines the unaudited three months ended December 31, 2005 with fiscal period 2006 to arrive at the twelve months ended September 30, 2006.

A reconciliation of the numerator and denominator used in the calculation of basic and diluted net income (loss) per common share is as follows:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2007	2006	2007	2006 (2)
	(data in thousands, except per share data)
	(unaudited)

Numerator:
Net income (loss)	$293	$(1,191)	$(174)	$(8,251)

Allocation of net income (loss) to periods(2):
Net income (loss) allocable to period during which two classes of equity securities were outstanding	76	(1,191)	(142)	(8,251)
Net income (loss) allocable to period during which one class of equity securities was Outstanding	217	—	(32)	—
Net Income	$293	$(1,191)	$(174)	$(8,251)

Net income (loss) allocable to two class period	$76	$(1,191)	$(142)	$(8,251)

Accretion of preferred stock dividends	476	121	782	471

Net income (loss) applicable to common stockholders for two class period	(400)	(1,312)	(924)	(8,722)
Net income (loss) allocable to one class period	217	—	(32)	—
Net income (loss) applicable to common stockholders	$(183)	$(1,312)	$(956)	$(8,722)

Denominator:
Basic and diluted:
Weighted average shares of common stock outstanding	22,799	11,693	14,694	11,454

Calculation of (Loss) Per Common Share:
Basic and diluted:
Net (loss) applicable to common stockholders	$(183)	$(1,312)	$(956)	$(8,722)
Weighted average shares of common stock outstanding	22,799	11,693	14,694	11,454
Net income (loss) per common share	$(0.01)	$(0.11)	$(0.07)	$(0.76)

(2)   As of July 25, 2007, the effective date of the Company’s IPO, the Company transitioned from having two classes of equity securities outstanding, common and preferred stock, to a single class of equity securities outstanding, common stock, upon automatic conversion of shares of redeemable convertible preferred stock into shares of common stock.

(3)   For the three months ended September 30, 2007 undistributed net income, which equals a pro-rata allocation of net income for the quarter to the period prior to July 25, 2007 less the accretion of preferred stock dividends for that period, is allocated to preferred and common stockholders based on the pro-rata percentage of weighted average preferred shares outstanding and weighted average common shares outstanding to the total weighted average shares outstanding for the period.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2007	2006	2007	2006 (2)
	(in thousands) (unaudited)

Income (loss) from operations	$(359)	$(1,303)	$(943)	$(8,499)
Non-cash stock-based compensation (1)	642	806	1,522	2,137
Non-GAAP adjusted income (loss)
from operations	$283	$(497)	$579	$(6,362)

Net loss applicable to common
Stockholders	$(183)
Non-cash stock-based compensation	642
Accretion of preferred stock dividends	476

Non-GAAP adjusted net income	$935

Non-GAAP adjusted diluted net Income per common share
	$0.03

Diluted weighted average common stock outstanding	30,046

OUTLOOK RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three	Twelve
	Months Ended	Months Ended
	December 31,	September 30,
	2007	2008
(in millions )

Income from operations	$0.1 to $0.4	$2.0 to $3.0
Non-cash stock-based compensation	$1.0 to $1.1	$5.0 to $6.0
Non-GAAP adjusted income from operations	$1.1 to $1.5	$7.0 to $9.0

Net income	$(0.2 to $0.1)	$0 to $0.3
Non-cash stock-based compensation	$1.0 to $1.1	$5.0 to $6.0
Non-GAAP adjusted net income	$0.8 to $1.0	$5.0 to $6.3

Non-GAAP adjusted net income per share	$0.02 to $0.03	$0.15 to $0.19

Company Contact:
John Gavin Chief Financial Officer BladeLogic, Inc. 781-257-3500